Exhibit 4.1

Spire Alabama Inc.

Second Supplement to Master Note Purchase Agreement

Dated as of January 15, 2019

Re:

$90,000,000 4.64% Series 2019A Senior Notes

due January 15, 2049

Spire Alabama Inc.

2101 6th Avenue North

Birmingham, AL 35203

Dated as of January 15, 2019

To the Purchasers named in

Schedule A hereto

Ladies and Gentlemen:

This Second Supplement to Master Note Purchase Agreement (this “Supplement”) is between Spire Alabama Inc., an Alabama corporation (as successor to Alabama Gas Corporation, the “Company”), and the institutional investors named on Schedule A attached hereto (the “Purchasers”).

Reference is hereby made to that certain Master Note Purchase Agreement between the Company and the purchasers listed on the Schedule A thereto and dated as of June 5, 2015 (the “Master Note Purchase Agreement”), as supplemented by that certain First Supplement to Master Note Purchase Agreement between the Company and the purchasers listed on the Schedule A thereto and dated as of December 1, 2017 (the “First Supplement”; and, together with the Master Note Purchase Agreement as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”).  All capitalized definitional terms not otherwise defined herein shall have the same meaning as specified in the Note Purchase Agreement.  Reference is further made to Section 1.2 of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement.

The Company hereby agrees with the Purchasers as follows:

1.The Company has authorized the issue and sale of its $90,000,000 aggregate principal amount 4.64% Series 2019A Senior Notes due January 15, 2049 (the “Series 2019A Notes”).  The Series 2019A Notes, together with the Series 2017 Notes and the Series 2015 Notes initially issued pursuant to the First Supplement and the Master Note Purchase Agreement, respectively, and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 1.2 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement).  The Series 2019A Notes shall be substantially in the form set out in Exhibit B hereto with such changes therefrom, if any, as may be approved by the Purchasers and the Company.

2.Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, Series 2019A Notes in the principal amount set forth opposite such Purchaser’s name on Schedule A hereto at a price of 100% of the principal amount thereof on the closing date hereinafter mentioned.

3.The execution of this Supplement and the sale and purchase of the Series 2019A Notes to be purchased by each Purchaser shall occur at 10:00 A.M., Chicago time, at a closing (the “Closing”) on January 15, 2019 or on such other Business Day thereafter on or prior to January 31, 2019 as may be agreed upon by the Company and the Purchasers.  The Closing shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603.  At the Closing, the Company will deliver to each Purchaser the Series 2019A Notes to be purchased by such Purchaser in the form of a single Series 2019A Note (or such greater number of Series 2019A Notes in denominations of at least $250,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company, with wire instructions to be provided by the Company to the Purchaser at least three Business Days prior to the Closing date in accordance with Section 4.  If, at the Closing, the Company shall fail to tender such Series 2019A Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Supplement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4.The obligation of each Purchaser to purchase and pay for the Series 2019A Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement (giving effect to any changes to the representations and warranties set forth in the Note Purchase Agreement effectuated by this Supplement) with respect to the Series 2019A Notes to be purchased at the Closing, and to the following additional conditions:

(a)Except as supplemented, amended or superseded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Company set forth in Section 5 of the Note Purchase Agreement shall be correct as of the date of the Closing and the Company shall have delivered to each Purchaser an Officer’s Certificate, dated the date of the Closing certifying that such condition has been fulfilled.

(b)The Company shall have consummated the sale of the entire principal amount of the Series 2019A Notes scheduled to be sold at the Closing, pursuant to this Supplement.

5.As provided therein, the entire unpaid principal balance of each Series 2019A Note shall be due and payable on January 15, 2049 thereof.

6.The term “Make-Whole Amount” means, with respect to any Series 2019A Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series 2019A Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Series 2019A Note, the principal of such Series 2019A Note that is to be prepaid pursuant to Section 8.2 of the Note Purchase Agreement or has become or is declared to be immediately due and payable pursuant to Section 12.1 of the Note Purchase Agreement, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Series 2019A Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series 2019A Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Series 2019A Note, the sum of (a) 0.50% (50 basis points) plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the such Series 2019A Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Series 2019A Note, the sum of (x) 0.50% (50 basis points) plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining

Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the such Series 2019A Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Series 2019A Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Series 2019A Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 of the Note Purchase Agreement or Section 12.1 of the Note Purchase Agreement.

“Settlement Date” means, with respect to the Called Principal of any Series 2019A Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 of the Note Purchase Agreement or has become or is declared to be immediately due and payable pursuant to Section 12.1 of the Note Purchase Agreement, as the context requires.

7.	For the purpose of the Note Purchase Agreement and this Supplement, the terms below have the following meanings with respect to any holder of a Series 2019A Note:
“Parent” shall mean Spire Inc., a Missouri corporation.

“Wells Facility” means the Loan Agreement, dated as of December 14, 2016, as it has been or may subsequently be amended, renewed, restated, replaced or otherwise modified from time to time, amongst the Parent, the Company, Spire Missouri Inc., a Missouri corporation, the banks from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent for the banks, or any successor thereto.

8.

Each Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Note Purchase Agreement are true and correct on the date of the Closing with respect to the purchase of the Series 2019A Notes by such Purchaser.

9.

Except as otherwise required by applicable law, the Company agrees that it will not withhold from any applicable payment to be made to a holder of a Note that is not a United States Person any tax so long as such holder shall have delivered to the Company (in such number of copies as shall be requested) on or about the date on which such holder becomes a holder under this Supplement (and from time to time thereafter upon the reasonable request of the Company), executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, as well as the applicable U.S. Tax Compliance Certificate substantially in the form attached as Exhibit C, in both cases correctly completed and executed.

10.

Subject to the terms of this Supplement, the Company and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement.

* * * * *

The execution hereof shall constitute a contract between the Company and the Purchasers for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Spire Alabama Inc.

By   /s/ Adam Woodard

Name: Adam Woodard
Title: Treasurer

Accepted as of January 15, 2019

Metropolitan Life Insurance Company

by MetLife Investment Advisors, LLC, Its

Investment Manager

Metropolitan Insurance K.K.

by MetLife Investment Advisors, LLC, Its

Investment Manager

By:   /s/ Jennifer Potenta

Name: Jennifer Potenta
Title: Managing Director

Brighthouse Life Insurance Company

by MetLife Investment Advisors, LLC, Its

Investment Manager

Erie Family Life Insurance Company

by MetLife Investment Advisors, LLC, Its

Investment Manager

By:  /s/ Frank O. Monfalcone

Name: Frank O. Monfalcone
Title: Managing Director

Lincoln Benefit Life Company

by MetLife Investment Advisors, LLC, Its

Investment Manager

By:  /s/ Frank O. Monfalcone

Name: Frank O. Monfalcone
Title: Managing Director

Accepted as of January 15, 2019

Union Fidelity Life Insurance Company

by MetLife Investment Advisors, LLC, Its

Investment Manager

By:   /s/ Frank O. Monfalcone

Name: Frank O. Monfalcone
Title: Managing Director

Accepted as of January 15, 2019

Pensionskasse des Bundes Publica

by MetLife Investment Management Limited, as

Investment Manager

By:   /s/ Ewan Macaulay

Name: Ewan Macaulay
Title: Authorised Signatory

Accepted as of January 15, 2019

Manulife (Singapore) PTE. LTD.

By:   /s/ Mike Tsai

Name: Mike Tsai
Title: Co-Head of Investments,
Manulife General Account Investments
(Singapore) Pte. Ltd.
as investment manager of
Manulife (Singapore) Pte. Ltd.

Manufacturers Life Reinsurance Limited

By:   /s/ Tatsuya Oshiro

Name: Tatsuya Oshiro
Title: Co-Head of Investments,
Manulife General Account Investments
(Singapore) Pte. Ltd.
as investment manager of
Manufacturers Life Reinsurance Limited

Information Relating to Purchasers

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
BRIGHTHOUSE LIFE INSURANCE COMPANY 334 Madison Avenue Convent Station, New Jersey 07961	$24,800,000

[Portfolio 7PE, 7PF, 7PG, 7PH, 7PI, 7PJ, 7PL, 7PM]

(Securities to be registered in the name of Brighthouse Life Insurance Company)

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:JPMorgan Chase Bank

ABA Routing #:021-000-021

Account No.:910-2-587434

Account Name:Brighthouse Life Insurance Company

Ref:PPN - SPIRE ALABAMA INC, 4.64% due 15-JAN-2049

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)	All notices and communications:

Brighthouse Life Insurance Company

c/o MetLife Investment Advisors, LLC, Investments – Private Placements

One MetLife Way

Whippany, New Jersey 07981

Attention: Frederic Sporer, VP Priv. Placements-Corporates; Shaun Oliver, Associate Director

Emails: PPUCompliance@metlife.com; fsporer@metlife.com; soliver@metlife.com;

With a copy OTHER than with respect to deliveries of financial statements to:

Brighthouse Life Insurance Company

c/o MetLife Investment Advisors, LLC,  Investments Law

One MetLife Way

Whippany, New Jersey 07981

Attention: Chief Counsel-Investments Law (PRIV)

Email:  sec_invest_law@metlife.com

(3)	Original notes delivered to:

JP Morgan Chase Bank NA

4 Chase Metrotech Center, 3rd Floor

Brooklyn, NY   11245-0001

Attention:  Physical Receive Department

Ref: G 05314

With COPIES OF THE NOTES emailed to aaron.wernick@metlife.com

(4)	Taxpayer I.D. Number: 06-0566090

(5)	UK Passport Treaty Number (if applicable): 13/B/61653/DTTP

Schedule A

(to Supplement)

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
METLIFE INSURANCE K.K. 1-3, Kioicho, Chiyoda-ku Tokyo, 102-8525 JAPAN	$17,800,000

(portfolio ADK,ADL,ADN,ADU,ADV,AEB,AEF,AEM,CUB,CUC,CUD,CUE,DGN, DHN,DHO,DHP,DJG,DJH,MM1,TT3,TT4,TT9,UU2,UU4 - for USD non-GGA)

(Securities to be registered in the name of MetLife Insurance K.K.)

(1)   All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:Citibank New York

111 Wall Street, New York, New York 10005 (USA)

ABA Routing #:021000089

Acct No./DDA:30872002

Acct Name:METLIFE PP USDF

Ref:PPN - SPIRE ALABAMA INC, 4.64% due 15-JAN-2049

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.  For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)   All notices and communications:

MetLife Asset Management Corp. (Japan)

Administration Department

Tokyo Garden Terrace Kioicho Kioi Tower 25F

1-3, Kioicho, Chiyoda-ku, Tokyo 102-8525 Japan

Attention: Administration Dept. Manager

Email:  saura@metlife.co.jp

With a copy to:

MetLife Insurance K.K.

c/o MetLife Investment Advisors, LLC

Investments, Private Placements

One MetLife Way

Whippany, New Jersey 07981

Attention: Frederic Sporer, VP Priv. Placements-Corporates; Shaun Oliver, Associate Director

Emails: PPUCompliance@metlife.com; fsporer@metlife.com; soliver@metlife.com; OpsPvtPlacements@metlife.com

With another copy OTHER than with respect to deliveries of financial statements to:

MetLife Insurance K.K.

c/o MetLife Investment Advisors, LLC, Investments Law

One MetLife Way

Whippany, New Jersey 07981

Attention: Chief Counsel-Investments Law (PRIV)

Email:  sec_invest_law@metlife.com

(3)  Original notes delivered to:

MetLife Insurance K.K.

c/o MetLife Investment Advisors, LLC, Investments Law

One MetLife Way

Whippany, New Jersey 07981

Attention:  Aaron Wernick, Corporate Counsel

(4)  Taxpayer I.D. Number: 98-1037269 (USA) and 00661996 (Japan)

(5)  Tax Jurisdiction: Japan

(6)  UK Passport Treaty Number (if applicable): 43/M/359828/DTTP

Audit Requests:  Soft copy to AuditConfirms.PvtPlacements@metlife.com or hard copy to:  Metropolitan Life Insurance Company, Attn:  Private Placements Operations (ATTN: Audit Confirmations), 18210 Crane Nest Drive – 5th Floor, Tampa, FL 33647

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
METROPOLITAN LIFE INSURANCE COMPANY 200 Park Avenue New York, New York 10166	$17,600,000

(Portfolio 408)

(Securities to be registered in the name of Metropolitan Life Insurance Company)

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:JPMorgan Chase Bank

ABA Routing #:021-000-021

Account No.:352819103

Account Name:MetLife Managed BVSA – SA 808

Ref:PPN - SPIRE ALABAMA INC, 4.64% due 15-JAN-2049

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)	All notices and communications:

Metropolitan Life Insurance Company

c/o MetLife Investment Advisors, LLC

Investments, Private Placements

One MetLife Way

Whippany, New Jersey 07981

Attention: Frederic Sporer, VP Priv. Placements-Corporates; Shaun Oliver, Associate Director

Emails: PPUCompliance@metlife.com; fsporer@metlife.com; soliver@metlife.com; OpsPvtPlacements@metlife.com

With a copy OTHER than with respect to deliveries of financial statements to:

Metropolitan Life Insurance Company

c/o MetLife Investment Advisors, LLC, Investments Law

One MetLife Way

Whippany, New Jersey 07981

Attention: Chief Counsel-Investments Law (PRIV)

Email:  sec_invest_law@metlife.com

(3)	Original notes delivered to:

Metropolitan Life Insurance Company

c/o MetLife Investment Advisors, LLC, Investments Law

One MetLife Way

Whippany, New Jersey 07981

Attention:  Aaron Wernick, Corporate Counsel

(4)	Taxpayer I.D. Number: 13-5581829
(5)	Tax Jurisdiction: United States/New York
(6)	UK Passport Treaty Number (if applicable): 13/M/61303/DTTP

Audit Requests:  Soft copy to AuditConfirms.PvtPlacements@metlife.com or hard copy to:  Metropolitan Life Insurance Company, Attn:  Private Placements Operations (ATTN: Audit Confirmations), 18210 Crane Nest Drive – 5th Floor, Tampa, FL 33647

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
UNION FIDELITY LIFE INSURANCE COMPANY C/O Jane Kipper 7101 College Boulevard Suite 1400 Overland Park, KS 66210	$5,300,000

[GE1 for 127036]

(Securities to be registered in the name of Hare & Co., LLC)

(1)All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:Bank of New York Mellon

ABA Routing #:021000018

Account No.:GLA 111566

Ref: FRFCLSS PP– PPN - SPIRE ALABAMA INC, 4.64% due 15-JAN-2049

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.  For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)All notices and communications:

Union Fidelity Life Insurance Company

c/o MetLife Investment Advisors, LLC

Investments, Private Placements

One MetLife Way

Whippany, NJ 07981

Attention: Frederic Sporer, VP Priv. Placements-Corporates; Shaun Oliver, Associate Director

Emails: PPUCompliance@metlife.com; fsporer@metlife.com; soliver@metlife.com; OpsPvtPlacements@metlife.com

With a copy OTHER than with respect to deliveries of financial statements to:

Union Fidelity Life Insurance Company

c/o MetLife Investment Advisors, LLC

One MetLife Way

Whippany, NJ 07981

Attention: Chief Counsel-Investments Law (PRIV)

Email: sec_invest_law@metlife.com

(3)Original notes delivered to:

The Depository Trust Company

570 Washington Blvd – 5th Floor

Jersey City, NJ   07310

ATTN:  BNY Mellon/Branch Deposit Department (FFC No. 127036, FRFCLSS PP)

With COPIES OF THE NOTES emailed to aaron.wernick@metlife.com

(4)Taxpayer I.D. Number: 310252460

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
Pensionskasse des Bundes PUBLICA Attn. Asset Management 3007 Bern, Switzerland	$5,300,000

(portfolio code PB1 for USD)

Securities to be registered in the name of Pensionskasse des Bundes PUBLICA

(1)All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Currency:USD

Bank Name:JPMORGAN CHASE BANK, NEW YORK

SWIFT:CHASUS33

Account No.:001 0 962009

Name:CHASGB2L

FFC:GB63CHAS60924241360786

Name:PUBLICA - PRIVATE PLACEMENT METLIFE

Ref:PPN - SPIRE ALABAMA INC, 4.64% due 15-JAN-2049

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)All notices and communications:

Publica

c/o MetLife Investment Management Limited

Investments, Private Placements

One MetLife Way

Whippany, NJ 07981

Attention: Frederic Sporer, VP Priv. Placements-Corporates; Shaun Oliver, Associate Director

Emails: PPUCompliance@metlife.com; fsporer@metlife.com; soliver@metlife.com; OpsPvtPlacements@metlife.com

With a copy OTHER than with respect to deliveries of financial statements to:

Pensionskasse des Bundes PUBLICA

Attn. Asset Management

Eigerstrasse 57

3007 Bern, Switzerland

Facsimile: +41 58 485 21 13

and

Publica c/o MetLife Investment Management Limited One MetLife Way Whippany, NJ 07981 Attention: Chief Counsel-Investments Law (PRIV) Email: sec_invest_law@metlife.com

(3)Original notes delivered to:

JPMorgan Chase Bank, N.A.
4 Chase Metrotech Center, 3rd Floor
Brooklyn, New York 11245-0001
Attention:  Physical Receive Department

Reference Account: GTI EAQ51
Reference:  Account Name - PUBLICA - PRIVATE PLACEMENT METLIFE

With COPIES OF THE NOTES emailed to aaron.wernick@metlife.com

(4)Taxpayer I.D. Number: ZPV 230’763’575

(5)UK Passport Treaty Number (if applicable):        6/P/344506/DTTP

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
Erie Family Life Insurance Company 100 Erie Insurance Place Erie, PA 16530	$3,600,000

(portfolio ER2 in USD for US Deals)

(Securities to be registered in the name of Hare & Co., LLC)

(1)  All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:       The Bank of New York Mellon

ABA:                  021 000 018

Account #:          GLA111566

Acct Name:         P&I Suspense

Reference:           CUSIP, Acct 791353 re: EFL ML Life Ins Prod

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)  All notices and communications:

Erie Family Life Insurance Company

c/o MetLife Investment Advisors, LLC

Investments, Private Placements

One MetLife Way

Whippany, NJ 07981

Attention: Frederic Sporer, VP Priv. Placements-Corporates; Shaun Oliver, Associate Director

Emails: PPUCompliance@metlife.com; fsporer@metlife.com; soliver@metlife.com;

With a copy OTHER than with respect to deliveries of financial statements to:

Erie Family Life Insurance Company

c/o MetLife Investment Advisors, LLC

One MetLife Way

Whippany, NJ 07981

Attention: Chief Counsel-Investments Law (PRIV)

Email:  sec_invest_law@metlife.com

and

Erie Family Life Insurance Company

Mr. Bradley Postema, Senior Vice President, Chief Investment Officer

100 Erie Insurance Place

Erie, PA  16530

(3)  Original notes delivered to:

The Depository Trust Company

570 Washington Blvd – 5th Floor

Jersey City, NJ   07310

ATTN:  BNY Mellon/Branch Deposit Department

With COPIES OF THE NOTES emailed to aaron.wernick@metlife.com

(4)  Taxpayer I.D. Number:  25-1186315

(5)  Tax Jurisdiction: United States

(6)  UK Passport Treaty Number (if applicable):  N/A

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
Lincoln Benefit Life Company 5600 N. River Road Columbia Centre 1, Suite 300 Rosemont, IL 60018	$2,600,000

(portfolio RL5 for USD)

Securities to be registered in the name of Lincoln Benefit Life Company

(1)  All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:  Citibank, N.A.

Location:  New York, NY

ABA:  021000089

A/C#:  36858201

A/C Name:  Insurance Concentration Account

FFC:  LBL Other Life – Other (MetL) AC#: 234077

Ref.:PPN - SPIRE ALABAMA INC, 4.64% due 15-JAN-2049

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)  All notices and communications:

Lincoln Benefit Life Company

c/o MetLife Investment Advisors, LLC

Investments, Private Placements

One MetLife Way

Whippany, NJ 07981

Attention: Frederic Sporer, VP Priv. Placements-Corporates; Shaun Oliver, Associate Director

Emails: PPUCompliance@metlife.com; fsporer@metlife.com; soliver@metlife.com;

With a copy OTHER than with respect to deliveries of financial statements to:

Lincoln Benefit Life Company

c/o MetLife Investment Advisors, LLC

One MetLife Way

Whippany, NJ 07981

Attention: Chief Counsel-Investments Law (PRIV)

Email:  sec_invest_law@metlife.com

and

Lincoln Benefit Life Company

Attention: Karl Chappell

5600 N. River Road

Columbia Centre 1, Suite 300

Rosemont, IL 60018

(3)  Original notes delivered to: : (Physical Note)

Citibank NA

399 Park Ave

Level B Vault

New York, NY  10022

A/c Number:  LBL Other Life – Other (MetL) AC#: 234077

Attn: Keith Whyte

(212) 559-1207

With COPIES OF THE NOTES emailed to aaron.wernick@metlife.com

(4)  Taxpayer I.D. Number: 47-0221457

(5)  Tax Jurisdiction: United States

(6)  UK Passport Treaty Number (if applicable):    N/A

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
Lincoln Benefit Life Company 5600 N. River Road Columbia Centre 1, Suite 300 Rosemont, IL 60018	$1,000,000

(portfolio RL3 for USD)

Securities to be registered in the name of Lincoln Benefit Life Company

(1)  All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:  Citibank, N.A.

Location:  New York, NY

ABA: 021000089

A/C#:  36858201

A/C Name:  Insurance Concentration Account

FFC:  LBL ModCo Life – Other (MetL) AC#: 234075

Ref.:PPN - SPIRE ALABAMA INC, 4.64% due 15-JAN-2049

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)  All notices and communications:

Lincoln Benefit Life Company

c/o MetLife Investment Advisors, LLC

Investments, Private Placements

One MetLife Way

Whippany, NJ 07981

Attention: Frederic Sporer, VP Priv. Placements-Corporates; Shaun Oliver, Associate Director

Emails: PPUCompliance@metlife.com; fsporer@metlife.com; soliver@metlife.com;

With a copy OTHER than with respect to deliveries of financial statements to:

Lincoln Benefit Life Company

c/o MetLife Investment Advisors, LLC

One MetLife Way

Whippany, NJ 07981

Attention: Chief Counsel-Investments Law (PRIV)

Email:  sec_invest_law@metlife.com

and

Lincoln Benefit Life Company

5600 N. River Road

Columbia Centre 1, Suite 300

Rosemont, IL 60018

(3)  Original notes delivered to: (Physical Note)

Citibank NA

399 Park Ave

Level B Vault

New York, NY  10022

A/c Number:  LBL ModCo Life – Other (MetL) AC#: 234075

Attn: Keith Whyte

(212) 559-1207

With COPIES OF THE NOTES emailed to aaron.wernick@metlife.com

(4)  Taxpayer I.D. Number: 47-0221457

(5)  Tax Jurisdiction: United States

(6)  UK Passport Treaty Number (if applicable):     N/A

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
Manulife (Singapore) Pte. Ltd. 8 Cross Street #16-02 Manulife Tower Singapore 048424	$6,000,000

PAYMENTS:

All payments to be by bank wire transfer of immediately available funds to:

NOTICES AND AUDIT REQUESTS:

All notices with respect to payments, prepayments (scheduled and unscheduled, whether partial or in full) and audit requests shall be sent to:

Manulife Financial

200 Bloor Street East, NT2-D70

Toronto, Ontario, Canada  M4W 1E5

Attention:  Asia-Canadian Private Placement Team

Email:  Asia-Canadian_PP@manulife.com

All notices and communication with respect to compliance reporting, financial statements and related certifications shall be sent to:

Manulife Asset Management (Asia)

16/F, Lee Garden One, 33 Hysan Avenue

Causeway Bay, Hong Kong

Attention: Ken Cha, General Account Investments

  Helen Lo, General Account Investments

  Jonathan Luk, General Account Investments

Email:   corporate_finance_asia@manulife.com

Fax number: 852-2295-1771

and

Manulife (Singapore) Pte. Ltd.

8 Cross Street, #16-02 Manulife Tower, Singapore 048424

Attention:   Rachel Wong and Joo Eng Teo (Investments)

Email:	sgp_investment@manulife.com and Portfolio_Management_Asia@manulife.com

and

John Hancock Financial Services

197 Clarendon Street, C-2

Boston, MA 02116

Attention: Bond and Corporate Finance

Team Email: powerteam@jhancock.com

All other notices shall be sent to:

Manulife Asset Management (Asia)

16/F, Lee Garden One, 33 Hysan Avenue

Causeway Bay, Hong Kong

Attention: Asia Legal Counsel

Email:	Asia_GA_Legal@manulife.com

TAX IDENTIFICATION NUMBER: 198002116D

REGISTERED NAME OF SECURITIES: Manulife (Singapore) Pte. Ltd.

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
Manufacturers Life Reinsurance Limited The Goddard Building, Haggatt Hall St. Michael, BB 11059 Barbados	$6,000,000

PAYMENTS:

All payments to be by bank wire transfer of immediately available funds to:

NOTICES AND AUDIT REQUESTS:

All notices with respect to payments, prepayments (scheduled and unscheduled, whether partial or in full) and audit requests shall be sent to:

Manulife Financial

200 Bloor Street East, NT2-D70

Toronto, Ontario, Canada  M4W 1E5

Attention:  Asia-Canadian Private Placement Team

Email:  Asia-Canadian_PP@manulife.com

All notices and communication with respect to compliance reporting, financial statements and related certifications shall be sent to:

Manulife Asset Management (Asia)

16/F, Lee Garden One, 33 Hysan Avenue

Causeway Bay, Hong Kong

Attention: Ken Cha, General Account Investments

  Helen Lo, General Account Investments

  Jonathan Luk, General Account Investments

Email: corporate_finance_asia@manulife.com

Fax number: 852-2295-1771

and

John Hancock Financial Services

197 Clarendon Street, C-2

Boston, MA 02116

Attention: Bond and Corporate Finance

Team Email: powerteam@jhancock.com

All other notices shall be sent to:

Manulife Asset Management (Asia)

16/F, Lee Garden One, 33 Hysan Avenue

Causeway Bay, Hong Kong

Attention: Asia Legal Counsel

Email:	Asia_GA_Legal@manulife.com

TAX IDENTIFICATION NUMBER: 100000731686

REGISTERED NAME OF SECURITIES: Manufacturers Life Reinsurance Limited

Exhibit A

Supplemental Representations

The Company represents and warrants to each Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement is true and correct in all Material respects as of the date of the Closing with respect to the Series 2019A Notes with the same force and effect as if each reference to “Series 2015 Notes” set forth therein was modified to refer to the “Series 2019A Notes” and each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by the Second Supplement.  The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:

Section 5.3.Disclosure.  The Company has delivered to each Purchaser a copy of its financial statements listed in Schedule 5.5.  The Note Purchase Agreement, the Second Supplement, and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated by the Note Purchase Agreement and the Second Supplement and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (the Note Purchase Agreement, the Second Supplement, and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to November 2, 2018 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that, with respect to projections, budgets and other estimates, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.  Except as disclosed in the Disclosure Documents, since September 30, 2018, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 5.4.Organization and Ownership of Shares of Subsidiaries.  (a) Schedule 5.4 to the Second Supplement is (except as noted therein), as of the date of the Closing a complete and correct list of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its Capital Stock outstanding owned by the Company and each other Subsidiary.

Section 5.13. Private Offering by the Company.  Neither the Company nor anyone acting on its behalf has offered the Series 2019A Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than six (6) other Institutional Investors, each of which has been offered the Series 2019A Notes at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series 2019A Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Exhibit A

(to Supplement)

Section 5.14.Use of Proceeds; Margin Regulations.  The Company will apply the proceeds of the sale of the Series 2019A Notes to refinance existing debt and for general corporate purposes.  No part of the proceeds from the sale of the Series 2019A Notes under the Second Supplement will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System ( CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 15% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 15% of the value of such assets.  As used in this Section 5.14, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.Existing Indebtedness.  (a) Except as described therein, Schedule 5.15 to the Second Supplement sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of December 31, 2018 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries (other than as permitted hereunder).  Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds $10,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

A-2

[Form of Series 2019A Note]

Spire Alabama Inc.

4.64% Series 2019A Senior Note, due January 15, 2049

No. 2019A-[__][Date]

$[_______]PPN 84858# AC7

For Value Received, the undersigned, Spire Alabama Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Alabama, hereby promises to pay to [____________], or its registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on January 15, 2049, with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 4.64% per annum from the date hereof, payable semi-annually, on the 15th day of January and July in each year, commencing on July 15, 2019 and thereafter on the January 15 or July 15 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make‑Whole Amount, payable semi‑annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 6.64% and (ii) 2.0% over the rate of interest publicly announced by Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Commerce Bank or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Supplement dated as of January 15, 2019 to the Master Note Purchase Agreement, dated as of June 5, 2015 (as from time to time amended, restated and supplemented, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the provisions of the Note Purchase Agreement, including, without limitation, the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.1 and Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the

Exhibit B

(to Supplement)

transferee.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

[Signature Page Follows]

B-2

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Spire Alabama Inc.

By

Name:
Title:

B-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

Reference is hereby made to that certain Master Note Purchase Agreement between the Company and the purchasers listed on the Schedule A thereto and dated as of June 5, 2015 (the “Master Note Purchase Agreement”), as supplemented by that certain First Supplement to Master Note Purchase Agreement between the Company and the purchasers listed on the Schedule A thereto and dated as of December 1, 2017 (the “First Supplement”) and by that certain Second Supplement to Master Note Purchase Agreement between the Company and the purchasers listed on the Schedule A thereto and dated as of January 15, 2019 (the “Second Supplement”; and, together with the First Supplement and the Master Note Purchase Agreement as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”).  Unless otherwise defined herein, capitalized terms defined in the Note Purchase Agreement and used herein have the meanings given to them in the Note Purchase Agreement.

Pursuant to the provisions of Section 9 of the Second Supplement, the undersigned hereby certifies that:

(i)	it is the sole record and beneficial owner of the Notes in respect of which it is providing this certificate;
(ii)	it is not a bank within the meaning of Section 881(c)(3)(A) of the Code;
(iii)	it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code; and
(iv)	it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Company with a certificate of its non-U.S. Person status on IRS W-8BEN-E.

[Noteholder]
By:
Name:
Title:

Date: ________ __, ____

Exhibit C

(to Supplement)

Schedule 5.3

Disclosure Materials

None.

Schedule 5.3
(to Supplement)

Schedule 5.4

Organization and Ownership of Shares of Subsidiaries

None.

Schedule 5.4
(to Supplement)

Schedule 5.5

Financial Statements

•

Form 10-Q filed by Spire Inc., Spire Missouri Inc. and Spire Alabama Inc. for the quarterly periods ended December 31, 2017, March 31, 2018 and June 30, 2018: http://investors.spireenergy.com/filings-and-reports/sec-filings

•	Form 10-K filed by Spire Inc., Spire Missouri Inc. and Spire Alabama Inc. for the year ended September 30, 2017: http://investors.spireenergy.com/filings-and-reports/sec-filings
•	Form 10-K filed by Spire Inc., Spire Missouri Inc. and Spire Alabama Inc. for the year ended September 30, 2018: http://investors.spireenergy.com/filings-and-reports/sec-filings

Schedule 5.5
(to Supplement)

Schedule 5.15

Existing Indebtedness

4.31% Notes due 12/1/2045 5.20% Notes due 1/15/2020 3.86% Notes due 12/22/2021 3.21% Notes due 9/15/2025 5.90% Notes due 1/15/2037 3.92% Notes due 1/15/2048 4.02% Notes due 1/15/2058	$80,000,000 $40,000,000 $50,000,000 $35,000,000 $45,000,000 $45,000,000 $30,000,000

Short-term borrowings from Parent, as of 9/30/18	$345,265,000

Schedule 5.15
(to Supplement)